EXHIBIT 23.3

FERGUSON                   Financial
& COMPANY                  Institution
                           Consulting


Suite 550
122 W. John Carpenter Frwy                           June 16, 1997
Irving, Texas 75039
(972) 869-1177
(972) 869-2743 Fax

Board of Directors
Workingmens Savings Bank, FSB
807 Middle Street
Pittsburgh, Pennsylvania 15212

Directors:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion of Workingmens Savings Bank, FSB, Pittsburgh, Pennsylvania, and any amendments thereto, in the Form SB-2 Registration Statement of WSB Holding Company and any amendments thereto, and in the Application H-(e)1-S for WSB Holding Company. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of WSB Holding Company.

                                            Sincerely,



                                            /s/Robin L. Fussel
                                            Robin L. Fussell
                                            Principal